                                                                    EXHIBIT 23.2



                       CONSENT OF EXPERT SASKATOON MINING

                                CONSENT OF EXPERT
                    SASKATOON MINING & MINERAL SERVICE, LTD.


         Saskatoon Mining & Mineral Service, Ltd. ("S2MS") hereby consents to the references and disclosures in this Annual Report on Form 20-F of International Uranium Corporation to S2MS, our report entitled "Acquisition Study of Energy Fuels Nuclear, Inc." dated November 1996 (the "Report"), and all data from the Report.



                                        Saskatoon Mining & Mineral Service, Ltd.